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                                                                    EXHIBIT 23.1
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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Silicon Gaming, Inc. on Form S-3 of our report dated January 27, 1998, incorporated by reference in the Annual Report on Form 10-K of Silicon Gaming, Inc. for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

San Jose, California
December 18, 1998